CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 390 to Registration Statement File No. 811-08306 on Form N-4 of our report dated March 25, 2016, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of First MetLife Investors Variable Annuity Account One, and our report dated April 11, 2016, relating to the financial statements and financial statement schedules of First MetLife Investors Insurance Company (the "Company") (which report expresses an unqualified opinion on the financial statements and the related schedules and includes an explanatory paragraph regarding the Company being a member of a controlled group of affiliated companies such that its results may not be indicative of those of a stand-alone entity as described in Note 1, and dated October 14, 2016, with respect to the segment information disclosed within the Notes to the financial statements, Note 14, and Financial Statement Schedules I, III, & IV), both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
March 3, 2017